SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                        Pursuant to Section 13 OR 15(d) of
                        The Securities Exchange Act of 1934


                        Date of Report: April 17, 2003
                        ---------------------------------
                        (Date of earliest event reported)

                            NAPOLI ENTERPRISES, INC.
                            (A Colorado Corporation)
                            ------------------------
             (Exact name of registrant as specified in its chapter)

     Colorado                      7389                    912015608
     --------                      ----                    ---------
 (State or other            (Primary Standard           (IRS Employer
 jurisdiction of            Classification Code       Identification No.)
  incorporation)                 Number)


    566 - 1027 Davie Street, Vancouver, British Columbia Canada V6E 4L2
    -------------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                          Telephone: 213-304-1936
                          -----------------------
              (Registrant's telephone number, including area code)

Item 1. Changes in Control of Registrant.
-----------------------------------------

     On March 5, 2003, a stock purchase agreement was entered into between Cor Equity Management, Inc., and Lion Gri, S.R.L. Under the agreement, Cor Equity Management, Inc., sold 5,368,586 shares of the registrant's capital stock, representing a controlling interest in registrant, to Lion Gri, S.R.L. However, the closing documents were held in escrow and no closing was to take place until there was a complete exchange of all closing documents and shares. Said complete exchange of all closing documents and shares occurred on April 15, 2003 as Lion Gri, S.R.L. received the shares on said date and, therefore, the transaction was completed. The prior board of directors resigned, and Greg Sonic was appointed Chair of the board of directors and elected to the positions of President, Secretary and Treasurer, which became effective April 15, 2003. The company intends on holding a meeting of the shareholders to approve: (1) a name change from Napoli Enterprises, Inc. into Lion Gri Corporation, (2) a stock split and
(3)approval for an employee stock ownership plan.

                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereonto duly authorized.


/s/ Greg Sonic                             April 17, 2003
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Greg Sonic                                      Date
President and
Chair of the Board